UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2015

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Commerce Dr., Suite 3, Amherst, NY 14032

(Address of Principal Executive Offices, including zip code)

716-242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2015, the Board of Directors appointed Michael R. Leach as Chief Financial Officer (CFO) of the Company, effective August 10, 2015.  Robert P. Maida served as the Company’s CFO from December 1, 2012 through August 7, 2015 and will continue as an officer of the Company as Vice President of Operational Excellence.

Prior to joining the Company, Mr. Leach, age 46, served for six years as the Executive Vice President and Chief Financial Officer of Osmose Holdings, Inc., a leading provider of utility and telecommunication services, wood preservation and treatment technology, and railroad infrastructure maintenance services.  Prior that he spent eight years with Cytec Industries, a specialty chemicals and materials business where he held multiple roles of progressive responsibilities, most recently the North American Operations Controller for Cytec Specialty Chemicals.  Mike also spent eight years with Belko Corporation, a division of Alco Industries, where he was the Vice President of Finance and Administration. Mike graduated from the State University of New York at Buffalo with a Bachelor of Science degree in Accounting. He also has a Master of Business Administration with a concentration in Finance from the Rochester Institute of Technology.

Mr. Leach does not have a written employment agreement.  Mr. Leach’s annual base salary will be $260,000.  As a participant in the Company’s annual incentive plan, Mr. Leach will be eligible for an annual bonus, based on Company performance.  His target bonus award percentage under the plan has been set at 40% of annual base salary.  Mr. Leach will be eligible for long-term stock-based incentives as determined from time to time by the Compensation Committee of the Board of Directors.  The Company has entered into a change in control agreement with Mr. Leach that is consistent with prior agreements with the Company’s other executive officers.  Mr. Leach’s agreement provides for a one times severance payment upon termination by the Company (other than for cause) or by the executive for good reason following a change in control of the Company.  A summary of the Company’s change in control agreement is set forth beginning on page 25 of the Company’s proxy statement for the 2015 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 6, 2015

ALLIED MOTION TECHNOLOGIES INC.

		By:	/s/ Robert P. Maida

Robert P. Maida

Chief Financial Officer